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Exhibit 99.1

PROJECTIONS

        Polymer Group, Inc. and its advisors developed a set of financial projections (summarized below) to assess the value of the Reorganized Debtors generally. The projections set forth below are based on a number of significant assumptions, including the successful reorganization, an assumed Effective Date of December 28, 2002, and no significant downturn in the specific markets in which the Debtors operate.

        THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS AND HAVE BEEN PREPARED ASSUMING THAT ALL OUTSTANDING SENIOR SUBORDINATED NOTES WILL BE CONVERTED INTO CLASS A COMMON STOCK AS PART OF THE PLAN. ACTUAL OPERATING RESULTS AND VALUES MAY VARY.

        Set forth below are financial projections with respect to the estimated effect of the transactions contemplated by the Plan on the Debtors' capitalization, results of operations, and cash flow as of and for the period ending December 28, 2002. The Debtors do not, as a matter of course, publicly disclose projections as to their future revenues, earnings, or cash flow. In connection with the Debtors' consideration of the Plan, certain projections of the future financial performance of the Debtors' operating businesses were prepared. Accordingly, after the Effective Date, the Reorganized Debtors do not intend to update or otherwise revise the projections. Furthermore, the Reorganized Debtors do not intend to update or review the projections to reflect changes in general economic or industry conditions. Significant assumptions underlying the financial projections are set forth below and should be read in conjunction with the Debtors' historical financial information set forth below and in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, attached as Exhibits D and E, respectively, to this Disclosure Statement.

        The projections were prepared by the Debtors to analyze their ability to meet their obligations under the Plan and to assist each holder of a claim in Class 2, 4 or 6 in determining whether to accept or reject the Plan. The projections were not prepared to conform to the guidelines established by the American Institute of Certified Public Accountants regarding financial forecasts. While presented with numerical specificity, these projections are based upon a variety of assumptions, and are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors. Consequently, the inclusion of the projections herein should not be regarded as a representation by the Debtors or any other person that the projections will be realized, and actual results may vary materially from those presented below. Due to the fact that such projections are subject to significant uncertainty and are based upon assumptions which may not prove to be correct, neither the Debtors nor any other person assumes any responsibility for their accuracy or completeness.

        Moreover, the nonwovens industry is highly competitive and the Debtors' earnings may be significantly adversely affected by the actions of its competitors, either through price pressure, modernization or installation of equipment, or new product development. The projections generally assume that no material change in the competitive environment which presently exists will occur and that no significant changes in the nonwovens industry will occur as a result of shifting consumer demand or other factors.

SIGNIFICANT ASSUMPTIONS

  1.
  Revenues are expected to approximate $793.3 million in fiscal year 2002, a decrease of $22.3 million, or 2.7% in fiscal year 2002 vs. fiscal year 2001. The anticipated decline in revenue in fiscal year 2002 is attributable to a number of factors, including lower sales and reduced selling prices in certain markets in which the Debtors compete. Additionally, the uncertainty caused by the Chapter 11 filing has resulted in lower than anticipated sales volumes as customers in some instances have placed volumes with the Debtors' competitors.

    Revenues in fiscal year 2003 are expected to increase to $874.5 million, an increase of $81.2 million, or 10.2% vs. fiscal year 2002 forecasted results. This anticipated increase is attributable to a number of factors including customers return to more normalized ordering patterns upon the Debtors' successful emergence from Chapter 11, the introduction of new products and increased volumes in certain regions due to increased consumer demand for nonwoven products.

  2.
  Cost of goods sold are expected to approximate $656.6 million in fiscal year 2002, a decrease of $20.3 million or 3.0% vs. fiscal year 2001. This decrease is directly related to the anticipated decreased sales volumes in fiscal year 2002 vs. fiscal year 2001. As a percentage of sales, cost of goods sold are expected to decline 0.2% in fiscal year 2002 vs. fiscal year 2001. In fiscal year 2003, cost of goods sold are expected to approximate $681.3 million. As a percentage of sales, cost of goods sold are expected to decline from 82.8% in fiscal year 2002 to 77.9% in fiscal year 2003 as a result of several factors, including improved raw material purchasing, more effective capacity utilization and improved mix.

  3.
  Gross profits are expected to approximate $136.7 million in fiscal year 2002, or 17.2% of sales and $193.2 million, or 22.1% of sales in fiscal year 2003. The increase in gross margins in fiscal year 2003 is directly attributable to increased sales and lower cost of goods sold.

  4.
  Selling, general and administrative expenses are projected to decrease $1.7 million in fiscal year 2002 vs. fiscal year 2001 as a result of lower sales volumes and cost reduction initiatives. Selling, general and administrative expenses are expected to increase by $7.4 million in fiscal year 2003 vs. fiscal year 2002 as a result of increased sales volumes. As a percentage of sales, selling, general and administrative expenses are expected to decline to 13.4% of sales in fiscal year 2003 vs. 13.8% of sales in fiscal year 2002.

  5.
  EBITDA represents operating income plus depreciation and amortization expense and excludes unusual items consisting of plant realignment costs, asset impairment, special charges, fresh start adjustments and Chapter 11 reorganization expenses. EBITDA is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA is expected to approximate $89.9 million in fiscal year 2002 and $118.1 million in fiscal year 2003. As a percentage of sales, EBITDA is anticipated to be 11.3% in fiscal year 2002 and is expected to increase to 13.5% of sales in fiscal year 2003. The increase in EBITDA margin is a result of a number of factors including increased sales resulting in improved manufacturing efficiencies, better product mix and a lower selling, general and administrative expense rate.

  6.
  Interest expense for fiscal year 2002 primarily includes interest on the Revolver, Term B, Term B-1 and Term C loans. No interest has been calculated on the senior subordinated notes after the Petition Date in accordance with SOP 90-7 (as defined herein). Interest expense has been calculated based upon the rates in the term sheet with the senior secured lenders, which, among other things, provides for a minimum LIBOR rate of 2%, plus the applicable margin of between 350 and 600 basis points.

  7.
  Interest expense is anticipated to approximate $69.4 million in fiscal year 2002 and $37.4 million in fiscal year 2003. The decline in interest expense is directly attributable to lower outstanding balances as a result of the elimination of interest expense on the senior subordinated notes and a $50 million reduction in bank indebtedness funded by the subscription of new preferred shares.

  8.
  Income taxes. The Debtors have assumed, for purposes of the financial projections, that the benefit of domestic net operating loss carry-forwards will be substantially reduced. Additionally, the accompanying projections include a reduction in the tax basis of certain long-term assets. See "Article VI. CERTAIN UNITED STATES INCOME TAX CONSEQUENCES, Section D. CONSEQUENCES TO THE COMPANY, Item 2. Limitation on Net Operating Losses and Other Tax Attributes" for a discussion of the federal income tax consequences related to the net operating loss carryforwards. The Debtors are further evaluating the implementation of certain tax strategies and it is likely that the final reduction of the tax basis of long-term assets will vary from the projected amounts assumed herein. The combined effective tax rate for the 2003-2006 periods is projected at 39.0%.

  9.
  Fresh Start Accounting. The Debtors have prepared the accompanying projections using "fresh start" accounting for all periods subsequent to December 28, 2002. These principles are contained in the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). Pursuant to the guidance provided by SOP 90-7, the Debtors will determine the reorganization value of the Reorganized Debtors as of the Effective Date. Under "fresh start" reporting, the reorganization value will be allocated to Reorganized Polymer Group's assets. The Debtors are in the process of further evaluating how the reorganization value will be allocated to the Reorganized Debtors' long-term assets. It is likely the final allocation will vary from the projected amounts presented herein.

  10.
  Rounding Differences. In the course of preparing the projections, certain rounding has occurred with respect to various amounts. As a result, the amounts shown in the projections may not total to the sums indicated. Any such differences are solely due to the effects of this rounding.

POLYMER GROUP, INC.
REFLECTING REORGANIZATION ADJUSTMENTS
PROJECTED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(IN THOUSANDS OF US DOLLARS)

	December 28, 2002 Estimated Post- Consummation Balance Sheet
		Fiscal Years
		2003	2004	2005	2006
ASSETS
Current assets
Cash and equivalents	$30,088	$40,688	$47,157	$38,682	$40,200
Short term investments	12,500	—	—	—	—
Accounts receivable, net	134,514	147,680	152,983	158,859	167,455
Inventories	115,539	120,526	124,736	129,318	135,651
Other	37,214	36,686	36,168	35,662	35,165

Current assets	329,854	345,579	361,044	362,520	378,471

Property, plant & equipment, net	410,460	406,320	398,680	387,540	372,900
Intangibles and loan acquisition costs, net	23,239	17,275	11,311	5,346	1,482
Other noncurrent assets	25,975	25,455	24,946	24,447	23,958

Total Assets	$789,528	$794,630	$795,981	$779,854	$776,812

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$53,083	57,577	59,588	61,777	64,802
Accrued liabilities	45,359	52,267	55,270	60,183	68,107
Short term borrowings	9,461	9,272	9,086	8,905	8,726
Current portion of debt	25,000	50,000	50,000	50,000	259,369

Current liabilities	132,903	169,116	173,945	180,864	401,005

Long term debt, less current portion	423,279	373,001	322,729	272,461	12,831
Other noncurrent liabilities	41,086	41,936	42,828	43,765	44,749
Senior subordinated convertible debt	—	—	25,000	25,000	25,000
Shareholders' (Deficit) Equity
Preferred stock	50,000	54,080	58,493	63,266	68,428
Common stock	142,260	142,260	142,260	142,260	142,260
Retained earnings (deficit)	0	14,237	30,727	52,238	82,539
Other comprehensive (income) loss	—	—	—	—	—

	192,260	210,577	231,480	257,763	293,227

Total Liabilities and Shareholders' (Deficit) Equity	$789,528	$794,630	$795,981	$779,854	$776,812

POLYMER GROUP, INC.
REORGANIZED UNAUDITED
PRO FORMA BALANCE SHEET
REFLECTING REORGANIZATION ADJUSTMENTS
(IN THOUSANDS OF US DOLLARS)

	As of December 28, 2002
		Reorganization Adjustments
	Estimated Pre- Consummation Balance Sheet	Debt Discharge	Fresh-Start Adjustments	Estimated Post- Consummation Balance Sheet
ASSETS
Current assets
Cash and equivalents	$39,088	$(9,000)	$—	$30,088
Short term investments	12,500	—	—	12,500
Accounts receivable, net	134,514	—	—	134,514
Inventories	115,539	—	—	115,539
Other	42,223	—	(5,009)	37,214

Current assets	343,863	(9,000)	(5,009)	329,854

Property, plant & equipment, net	667,566	—	(257,106)	410,460
Intangibles and loan acquisition costs, net	130,274	(17,112)	(89,923)	23,239
Other noncurrent assets	58,780	—	(32,805)	25,975

Total Assets	$1,200,483	$(26,112)	$(384,843)	$789,528

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$53,083	$—	$—	$53,083
Accrued liabilities	88,062	(42,187)	(516)	45,359
Short term borrowings	9,461	—	—	9,461
Current portion of debt	1,071,851	(1,046,851)	—	25,000

Current liabilities	1,222,457	(1,089,038)	(516)	132,903

Long term debt, less current portion	13,910	409,369	—	423,279
Other noncurrent liabilities	65,592	159,236	(183,742)	41,086
Senior subordinated convertible debt	—	—	—	—
Shareholders' (Deficit) Equity
Preferred stock	—	50,000	—	50,000
Common stock	244,042	137,992	(239,774)	142,260
Retained earnings (deficit)	(320,836)	306,329	14,507	0
Other comprehensive (income) loss	(24,682)	—	24,682	—

	(101,476)	494,321	(200,585)	192,260

Total Liabilities and Shareholders' (Deficit) Equity	$1,200,483	$(26,112)	$(384,843)	$789,528

POLYMER GROUP, INC.
REFLECTING REORGANIZATION ADJUSTMENTS
PROJECTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(IN THOUSANDS OF US DOLLARS)

	Fiscal Years
	2002	2003	2004	2005	2006
Net sales	$793,280	$874,500	$905,900	$940,700	$991,600
Cost of goods sold	656,611	681,340	705,140	731,040	766,840

Gross profit	136,669	193,160	200,760	209,660	224,760
Operating costs and expenses:
Selling, general and administrative expenses	109,824	117,200	121,500	125,700	129,600
Plant realignment costs	557	—	—	—	—
Asset impairment	—	—	—	—	—
Special charges	3,634	—	—	—	—
Fresh start adjustments	351,522	—	—	—	—
Chapter 11 reorganization items	43,216	—	—	—	—

Operating income (loss)	(372,084)	75,960	79,260	83,960	95,160
Other expense
Interest expense, net	69,364	37,433	36,493	32,373	28,523
Foreign currency and other	14,104	8,500	8,500	8,500	8,500

	83,468	45,933	44,993	40,873	37,023
Income (loss) before income taxes and extraordinary item	(455,552)	30,027	34,267	43,087	58,137
Income taxes (benefit)	(154,236)	11,711	13,364	16,804	22,674

Income before extraordinary item	(301,316)	18,317	20,903	26,283	35,464
Extraordinary item, gain on debt discharge, net of tax expense of $159,236	336,459	—	—	—	—

Net income (loss)	35,143	18,317	20,903	26,283	35,464
Less: preferred stock dividends	—	(4,080)	(4,413)	(4,773)	(5,163)

Income attributable to common stock	$35,143	$14,237	$16,490	$21,510	$30,301

EBITDA
Operating income before unusual items	$26,845	$75,960	$79,260	$83,960	$95,160
Plus:
Depreciation expense	59,996	39,140	42,640	46,140	49,640
Amortization expense	3,028	3,000	3,000	3,000	900

	$89,869	$118,100	$124,900	$133,100	$145,700

POLYMER GROUP, INC.
REFLECTING REORGANIZATION ADJUSTMENTS
PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(IN THOUSANDS OF US DOLLARS)

	Fiscal Years
	2003	2004	2005	2006
Operating Activities
Net income (loss)	$18,317	$20,903	$26,283	$35,464
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities
Depreciation expense	39,140	42,640	46,140	49,640
Amortization expense—intangibles	3,000	3,000	3,000	900

	42,140	45,640	49,140	50,540

Amortization expense included in interest expense	2,964	2,964	2,964	2,964
Deferred income taxes	—	—	—	—
Changes in operating assets and liabilities
(Increase) / decrease in accounts receivable	(13,166)	(5,303)	(5,877)	(8,596)
(Increase) / decrease in inventories	(4,987)	(4,210)	(4,582)	(6,333)
(Increase) / decrease in income taxes receivable	—	—	—	—
(Increase) / decrease in other current assets	528	517	507	497
(Increase) / decrease in other noncurrent assets	519	509	499	489
(Decrease) / increase in accounts payable	4,494	2,011	2,189	3,025
(Decrease) / increase in accrued liabilities	7,322	3,053	4,962	7,974
(Decrease) / increase in other current liabilities	(413)	(50)	(50)	(50)
(Decrease) / increase in other noncurrent liabilities	850	893	937	984

Net cash provided by (used in) operating activities	58,567	66,928	76,973	86,959

Investing Activities
(Purchases) of property, plant and equipment	(35,000)	(35,000)	(35,000)	(35,000)
(Purchases) sales of intangibles	—	—	—	—
(Purchases) sales of marketable securities classified as available for sale	12,500	—	—	—

Net cash provided by (used in) investing activities	(22,500)	(35,000)	(35,000)	(35,000)

Financing Activities
Proceeds (payments) of short term borrowings	(189)	(185)	(182)	(178)
Proceeds (payments) of senior debt	(25,000)	(50,000)	(50,000)	(50,000)
Proceeds (payments) of other debt	(278)	(273)	(267)	(262)
Loan acquisition costs	—	—	—	—
Issuance of Class A & B common stock	—	—	—	—
Preferred stock dividends	—	—	—	—
Proceeds (payments) of senior subordinated convertible debt	—	25,000	—	—
Other changes in shareholders equity	—	—	—	—

Net cash provided by (used in) financing activities	(25,467)	(25,458)	(50,449)	(50,440)

Net change in cash and equivalents	10,600	6,469	(8,476)	1,519
Cash and equivalents at beginning of period	30,088	40,688	47,157	38,682

Cash and equivalents at end of period	$40,688	$47,157	$38,682	$40,200

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  Exhibit 99.1
PROJECTIONS
SIGNIFICANT ASSUMPTIONS
PROJECTED CONSOLIDATED BALANCE SHEET (UNAUDITED)
PRO FORMA BALANCE SHEET
PROJECTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)